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                                                                   Exhibit 23(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To First Chicago NBD Corporation:

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 15 1998 on the consolidated financial statements of First Chicago NBD Corporation included in the Form 10-K of First Chicago NBD Corporation for the year ended December 31, 1997 and to the reference to our Firm under the caption "Interests of Named Experts and Counsel" in this Registration Statement.



                              ARTHUR ANDERSEN LLP



Chicago, Illinois,
July 14, 1998